EXHIBIT 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2009, with respect to the financial statements and supplemental schedule included in the Annual Report of National Penn Bancshares, Inc. Capital Accumulation Plan on Form 11-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statements of National Penn Bancshares, Inc. on Forms S-8 (File No. 333-75730, effective January 7, 2002 and File No. 333-158890, effective April 29, 2009).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 26, 2009

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